UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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☐	Soliciting Material under §240.14a-12

CARDINAL INFRASTRUCTURE GROUP INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CARDINAL
INFRASTRUCTURE GROUP

CAT

2026 PROXY STATEMENT

CARDINAL INFRASTRUCTURE GROUP INC.

100 E. Six Forks Road, Suite 300

Raleigh, North Carolina 27609

Dear Stockholders:

It is with great pleasure to invite you to Cardinal Infrastructure Group Inc.’s (“Cardinal” or the "Company") first Annual Meeting of Stockholders as a public company. The meeting will be held on Friday, June 5, 2026, at 9:00 a.m. Eastern Time, in a virtual-only format.

2025 was a transformative year for Cardinal. We completed our initial public offering (“IPO”) in December 2025, raising approximately $241.5 million in gross proceeds and listing our Class A Common Stock on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “CDNL.” 2025 also represented a financial milestone year for Cardinal. Our team delivered revenue of $456.0 million, up 45% from 2024, and net income of $31.1 million, up 10% from 2024. Our backlog as of December 31, 2025 was $682 million, up 33% from the prior year end.

The proceeds from our IPO, along with our new credit facilities, have given us the capital resources to execute our acquisition-led growth strategy across the Southeastern United States. Since our IPO, we have demonstrated the power of that strategy. In February 2026, we completed the acquisition of A.L. Grading Contractors, LLC (“ALGC”), a premier infrastructure services provider in the greater Atlanta, Georgia area. The ALGC acquisition meaningfully expands our geographic footprint, adds deep management expertise, and further cements our position as a leading civil infrastructure services company in the Southeast.

Our formal agenda for the meeting is to vote on the election of six directors to our Board of Directors and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026. Representatives of our independent auditors will be available to answer questions.

Whether or not you plan to attend the virtual meeting, your vote is important to us. Stockholders of record can vote their shares via the Internet, by telephone, or if you request paper copies of our proxy materials by May 22, 2026, by completing and mailing a proxy card. If you hold shares through your broker or other intermediary, please contact that person or institution for instructions on how to vote.

We urge you to give voting instructions to your broker so that your vote can be counted, as Nasdaq does not permit brokers to cast votes on the election of directors without instructions from the beneficial owner.

We look forward to your participation and appreciate your investment in Cardinal.

Sincerely,

Jeremy Spivey

Chairman and Chief Executive Officer

CARDINAL INFRASTRUCTURE GROUP INC.

100 E. Six Forks Road, Suite 300

Raleigh, North Carolina 27609

Notice of 2026 Annual Meeting of Stockholders

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Cardinal Infrastructure Group Inc. (“Cardinal” or the “Company”), will be a virtual-only meeting to be held on June 5, 2026, at 9:00 a.m. Eastern Time. The purpose of the Annual Meeting is the following:

1. To elect six (6) directors to hold office until the 2027 annual meeting and until their successor is duly elected and qualified or until their earlier resignation, removal, incapacity or death;

2. To ratify the appointment of Grant Thornton LLP as Cardinal’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3. To transact such other business, if any, as lawfully may be brought before the meeting.

Only stockholders of record at the close of business on April 9, 2026 (the “Record Date”), will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote “FOR” each nominee named on Proposal 1 and “FOR” the ratification of Grant Thornton LLP as Cardinal’s independent registered public accounting firm.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please vote as promptly as possible via the Internet or by telephone in accordance with the instructions in your proxy materials. For further information concerning the individuals nominated by the Board as directors, the proposals being voted upon, and use of the proxy and other related matters, you are urged to read the attached proxy statement in its entirety.

This notice of Annual Meeting of Stockholders is first being provided to stockholders of record on or around April 24, 2026.

Our Annual Meeting will be held in a virtual-only format. The Annual Meeting can be accessed solely via live webcast using the following link: www.virtualshareholdermeeting.com/CDNL2026. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote during the meeting even if he or she has previously returned a proxy.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials, including this notice, the proxy statement for the Annual Meeting and our 2025 annual report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”) via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Raleigh, North Carolina Date: April 24, 2026	By Order of the Board of Directors, Tiffany Gidley General Counsel and Secretary

Note About Forward-Looking Statements

This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement, including the Proxy Statement Summary and Executive Compensation sections. These forward-looking statements generally are identified by the words “believe,” “budget,” “project,” “predict,” “seek,” “object,” “target,” “pursue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Form 10-K for the year ended December 31, 2025 (the “Form 10-K”). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

This Proxy Statement includes several website addresses and references to additional materials found on those websites. Information contained on, or accessible through, these websites is not a part of this proxy statement, and the inclusion of website addresses in this proxy statement is only an inactive textual reference.

Cardinal Infrastructure Group Inc.

100 E. Six Forks Road, Suite 300

Raleigh, North Carolina 27609

April 24, 2026

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2026

INTRODUCTION

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on June 5, 2026:

This proxy statement (“Proxy Statement”) is being furnished to stockholders of Cardinal Infrastructure Group Inc. (“Cardinal” or the "Company") in connection with the solicitation of proxies by the Board of Directors of Cardinal (the “Board”) for use at the 2026 Annual Meeting of Stockholders (“Annual Meeting”) and any adjournments thereof, to be held at the time and place set forth in the accompanying notice. We are using the U.S. Securities and Exchange Commission (“SEC”) rule that permits companies to furnish proxy materials to their stockholders via the Internet. In accordance with this rule, we sent to stockholders of record at the close of business on April 9, 2026 (the “Record Date”) the Notice of Internet Availability of Proxy Materials (“Internet Notice”) and made available electronically to stockholders on or about April 24, 2026. the Proxy Statement and our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) at www.ProxyVote.com.

This Proxy Statement and the Internet Notice contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet and by telephone. If you prefer to receive printed copies of our proxy materials, the Internet Notice contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

Meeting Information: Date, Time, and Place

As permitted by Cardinal’s bylaws and applicable law, Cardinal will hold a virtual-only Annual Meeting. The Annual Meeting will be held on June 5, 2026 at 9:00 a.m. Eastern Time solely online via the Internet by going to www.virtualshareholdermeeting.com/CDNL2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. See “Attending the Meeting; Virtual Meeting” below.

Attending the Meeting

You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/CDNL2026 when you enter the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/CDNL2026. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website. Our management will address questions from stockholders who have submitted their questions electronically prior to and during the Annual Meeting. You may visit www.proxyvote.com at any time prior to the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and access information about Cardinal. Even if you plan to participate in the Annual Meeting, we urge you vote on the matters listed above and described in the Proxy Statement as soon as possible, so that your vote will be counted if you later decide not to participate in the Annual Meeting.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References to the “Company,” “Cardinal,” “we,” “us,” or “our” in this Proxy Statement refer to Cardinal Infrastructure Group Inc. and its subsidiaries as a whole.

2026 Annual Meeting Proposals

	Proposal	Board Recommendation	Page
Proposal 1:	Election of six (6) directors to hold office until the 2027 annual meeting.	☑ FOR each of the director nominees set forth in this Proxy Statement	8
Proposal 2:	Ratification of the appointment of Grant Thornton LLP as Cardinal’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☑ FOR	28

PROPOSAL NO. 1: ELECTION OF THE BOARD OF DIRECTORS

At the Annual Meeting, stockholders will vote on the election of six (6) director nominees listed on the following pages. The term of the directors expires at the Company’s 2027 annual meeting of stockholders.

Following the recommendation of the Nominating and Corporate Governance Committee, the Company’s Board of Directors (the “Board”) has nominated Jeremy Spivey, Richard M. Lee, Austin J. Shanfelter, Richard B. Wimmer, Anthony L. Wood, Jr. and Ivy Zelman for election at the Annual Meeting. All of these nominees currently serve on the Company’s Board.

If any director nominee is unable to serve, the individuals named as proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. Each nominee has indicated that they will serve if elected. If any director resigns, dies, or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting of stockholders.

✓ Our Board recommends a vote FOR the election to the Board for each of the nominees listed below.

Director and Nominee Biographies

Jeremy Spivey Age: 49 Chairman and Chief Executive Officer

Mr. Spivey joined our Board in October 2025. Mr. Spivey founded Cardinal Civil Contracting LLC (“Cardinal NC”) in 2013 and has been a partner and the Chief Executive Officer of Cardinal NC since that time. Mr. Spivey has more than 30 years of civil construction experience specializing in all facets of land development and complex civil projects. Having begun his career as a part of a utility crew, Mr. Spivey worked his way through core aspects of the business. Mr. Spivey holds a Bachelor of Science in Construction Management with a minor in Business Administration from East Carolina University.

Director Qualifications: Mr. Spivey’s business expertise, extensive industry experience, and daily insight into our business as our Chief Executive Officer qualify him to serve on our Board.

Richard M. Lee Age: 61 Director

Mr. Lee joined our Board in December 2025. From June 2022 to July 2025, Mr. Lee served on the board of directors of Opex Technologies, a managed services provider in the digital transformation space. As a seasoned entrepreneur, Mr. Lee has founded and exited three technology companies over the course of his 35-year career. In 2018, Mr. Lee founded Pureport, a software defined networking company, which was acquired by Digital Realty Trust in 2020, following which Mr. Lee retired but continues to serve as an advisor to certain companies such as Opex Technologies. Mr. Lee also founded Hosted Solutions, a data center operator, in 2001 and MPInet, an internet service provider, in 1996, both of which were subsequently acquired. Mr. Lee has received a number of accolades in his career, including five consecutive Triangle Business Journal Fast 50 awards, Triangle Business Leader’s “Impact Entrepreneur” in 2008, and the Ernst and Young Entrepreneur of the Year for Technology in 2009. Mr. Lee earned a bachelor of science degree in building sciences from Auburn University.

Director Qualifications: Mr. Lee’s 35-year track record as a technology entrepreneur and operator, and his extensive experience as a business founder and leader in business acquisitions and private equity-backed growth ventures, qualify him to serve on our Board.

Austin J. Shanfelter Age: 68 Director

Mr. Shanfelter joined our Board in December of 2025. Since August 2023, Mr. Shanfelter has served as the chairman of the board of directors for Uniteck Global Services, a privately held nationwide fiber optic construction company. Mr. Shanfelter also has been a member of the board of directors of Orion Group Holdings, Inc. (NYSE: ORN) (“Orion”) since May 2007, where he assumed the role of the chairman of the board of directors in January 2021. During his tenure with Orion, Mr. Shanfelter has held various leadership positions including serving as Orion’s interim chief executive officer and chief financial officer from April to September 2022, chairman of the compensation committee from May 2007 to May 2018, and as interim chief operating officer from June 2018 to November 2018. He previously served as the president and chief executive officer of MasTec, Inc., the chairman of Global HR Research LLC, and a board member of Sabre Industries Inc. Mr. Shanfelter was also a member of the Power and Communications Contractors Association in 1991 and served as its president in 2007. Apart from his corporate accomplishments, Mr. Shanfelter is the chairman of Champions4Children, a non-profit organization supporting children in the Fort Myers, Florida area and serves on the board of governors of the National Wrestling Hall of Fame. With over 30 years of diverse business experience, Mr. Shanfelter’s governance proficiency is recognized by the National Association of Corporate Directors, designating him a Governance Fellow. Mr. Shanfelter earned a bachelor of science in health and physical education from Lock Haven University.

Director Qualifications: Mr. Shanfelter’s experience in the telecommunication, power, and specialty construction industry since 1981 and his significant leadership experience qualify him to serve on our Board.

Richard B. Wimmer Age: 71 Director

Mr. Wimmer joined our Board in December 2025. From 2015 until May 2025, Mr. Wimmer served as the chief financial officer of Pike Corporation, one of the largest construction and engineering services companies for the electrical utilities and telecommunications industries in the United States. In addition, Mr. Wimmer currently serves on the board of directors of Reynolda House Museum of American Art, a non-profit organization, a role he’s held since July 2022. Mr. Wimmer also served on the board of directors of PMI Energy Corporation, a private energy corporation from September 2019 until September 2025. Prior to that, from 2010 to 2014, Mr. Wimmer served as executive vice president and chief financial officer of New Breed Logistics Company (“New Breed”). Prior to joining New Breed, Mr. Wimmer spent 34 years at Ernst & Young LLP, serving as Managing Partner for nine years, where he served both audit and advisory clients and developed a broad base of knowledge. Mr. Wimmer earned a bachelor of science in accounting at Virginia Polytechnic Institute and State University, and is a graduate of the Executive MBA Program of Northwestern University’s Kellogg School of

Management and the Harvard Business School Strategic Leadership Program. He is a Certified Public Accountant (inactive) and Certified Information Systems Auditor (inactive).

Director Qualifications: Mr. Wimmer’s knowledge of accounting and finance and his diverse and extensive business experience in both public accounting and private industry qualify him to serve on our Board.

Anthony L. Wood, Jr. Age: 54 Director

Mr. Anthony Wood joined our Board in March 2026 in connection with the Company’s acquisition of ALGC in February 2026. Mr. Anthony Wood co-founded A.L. Grading Contractors, LLC (“ALGC”) in 1993 and has served as ALGC’s president since that time. Mr. Anthony Wood has more than 35 years of experience with site development, infrastructure construction, and real estate investment. Mr. Anthony Wood previously served as chairman of the board of Brookhaven Bank from its opening in 2007 until its merger with Georgia Commerce Bank (“GCB”) in 2014 and then served as an advisory board member for GCB until its sale in 2015 to Iberiabank.

Director Qualifications: Mr. Anthony Wood’s business expertise, extensive industry experience, and strategic growth experience as President of ALGC qualify him to serve on our Board.

Ivy Zelman Age: 59 Director

Mrs. Zelman joined our Board in December 2025. Since July 2021, Mrs. Zelman has served as executive vice president of research and securities at WDIB, LLC dba Zelman & Associates, a Walker & Dunlop Company, a research and investment banking firm for housing and housing-related industries. Mrs. Zelman founded Zelman & Associates in 2007, which was acquired by Walker & Dunlop in 2021, resulting in the new joint venture entity, WDIB, LLC. Prior to founding Zelman & Associates, Mrs. Zelman served as a managing director at Credit Suisse First Boston from 1998 to 2007, where she focused on housing-related research. From 1990 to 1997, Mrs. Zelman was an equity research analyst at Salomon Brothers. Beginning in March 2021, Mrs. Zelman has served as a member of the board of directors of Park River Parent L.P., a portfolio company that holds two building product companies. From December 2021 through November 2022, Mrs. Zelman served as a director of Sculptor Acquisition Corp I. Mrs. Zelman earned a bachelor of science in finance from George Mason University. She has earned numerous institutional awards, including the Institutional Investors — America Research Team rankings that placed Mrs. Zelman and her team with eleven first place rankings.

Director Qualifications: Mrs. Zelman’s experience covering housing and housing-related industries and her extensive business expertise qualify her to serve on our Board.

Executive Officers

Set forth below is information about our executive officers who are not directors.

Tiffany Gidley Age: 36 General Counsel and Secretary

Ms. Gidley has been the General Counsel and Corporate Secretary of Cardinal since becoming a public company and has served as the General Counsel of Cardinal NC since May 2024. Ms. Gidley was corporate counsel at David Allen Company, Inc., a commercial surface company, from July 2015 to May 2024. Ms. Gidley has a juris doctor degree from Campbell University Norman Adrian Wiggins School of Law and a bachelor’s degree in applied psychology from North Carolina State University.

Mike Rowe Age: 66 Chief Financial Officer

Mr. Rowe has been our Chief Financial Officer since we became a public company. Mr. Rowe also serves as a partner and the Chief Financial Officer of Cardinal NC, roles he has held since July 2019. Mr. Rowe was a partner and fractional chief financial officer of Rankin McKenzie LLC, a provider of part-time and interim chief financial officer services to growth companies, from December 2017 to July 2019, executive vice president, chief operating officer and chief financial officer of ING Source, Inc., a producer of medical-grade compression products for consumers, from January 2014 to May 2018, chief financial officer of Jones & Frank, a provider of turnkey fueling infrastructure from March 2010 to June 2013, and executive vice president and chief financial officer of Carolina Handling, a material handling systems integrator, from March 2006 to April 2010. Mr. Rowe has a bachelor’s degree in accounting from North Carolina State University. Mr. Rowe is a Certified Public Accountant (CPA), a Certified Managerial Accountant (CMA), holds a CFA certificate from the Institute of Management Accountants, and holds an Accredited in Business Valuations (ABV) certificate from the American Institute of Certified Public Accountants. Mr. Rowe is a member of the North Carolina’s Association of Certified Public Accountants and the Institute of Management Accountants.

Erik West Age: 46 Chief Operating Officer of Cardinal Civil Contracting, LLC

Mr. West has been a partner and the Chief Operating Officer of Cardinal NC since 2016. He has more than 21 years of experience successfully overseeing all phases of multi-million dollar civil construction projects. Mr. West holds a Bachelor of Science in Civil Engineering and Construction Management from North Carolina State University.

Benjamin A. Wood Age: 51 Chief Operating Officer

Mr. Benjamin Wood became our Chief Operating Officer in March 2026 in connection with the Company’s acquisition of ALGC. Since 1998, Mr. Benjamin Wood has served ALGC in numerous capacities, most recently as Vice President, overseeing more than 28 years of leadership experience in grading and underground utility construction services. In addition, Mr. Benjamin Wood has experience serving on the board of directors of several private institutions. For example, Mr. Benjamin Wood has served on the board of commissioners for loan, audit, and compensation at Signature Bank from 2005 to 2025. In addition, Mr. Benjamin Wood currently serves on the advisory board, budget & finance board, and building and grounds board for the Greater Atlanta Christian School. He has also served on the board of directors of the Georgia State utility licensing board since 2015. Mr. Benjamin Wood graduated from Rice University with a Bachelor of Arts degree.

Family Relationships

Anthony L. Wood, Jr. is the brother of Benjamin A. Wood, the Company’s Chief Operating Officer. There are no other family relationships among any of the Company’s executive officers or members of the Board of Directors.

CORPORATE GOVERNANCE

Overview

Our business and affairs are managed under the direction of our Board. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. The Nominating and Corporate Governance Committee works with the Board on an annual basis to evaluate the Board as a whole and its individual members in light of the needs of the Board, including the extent to which the current composition of the Board reflects a wide-ranging mix of knowledge, experience, skills, viewpoints, tenures and backgrounds.

Our Board believes that a balance of director experience, skills, diversity and tenure is a strategic asset to our stockholders. Our Board further believes that our current director nominees meet the criteria described in the

Company’s Corporate Governance Guidelines and collectively exhibit the diversity and depth and breadth of experience necessary to contribute to an engaged Board that is capable of effectively and thoughtfully overseeing the Company’s management.

Our bylaws empower our Board to fix the number of directors and appoint persons to fill any vacancies on the Board until the next annual meeting.

Leadership

One of our Board’s key responsibilities is to determine an optimal leadership structure to provide effective oversight of management and operate a fully engaged, high-quality Board. The Board understands that no single approach to Board leadership is universally accepted and that the appropriate leadership structure may vary based on a company’s size, industry, operations, history and culture. With this in mind, the Nominating and Corporate Governance Committee evaluates the Board’s leadership structure on a regular basis.

The Company’s bylaws and Corporate Governance Guidelines do not require that the positions of Board Chair and CEO be separate, but rather permit the Board to determine the most appropriate leadership structure for the Company at any given time. At present, the Board has determined that combining the positions of CEO and Chair is the most appropriate leadership structure for the Company, with Mr. Spivey serving as the CEO and Board Chair. The independent members of the Board have designated Ivy Zelman as the Lead Independent Director. The Board believes the current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board, giving primary responsibility for the operational leadership and strategic direction of the Company to our Chairman and CEO, while enabling the Lead Independent Director to facilitate the Board’s independent oversight of management.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mr. Lee, Mr. Shanfelter, Mr. Wimmer and Mrs. Zelman are independent within the meaning of applicable Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director.

Mr. Spivey is not independent because he serves as the Company’s Chief Executive Officer and his father is an employee of the Company. Mr. Anthony Wood is not independent because he serves as president of ALGC, a subsidiary of the Company, and he is a family member of our Chief Operating Officer, Mr. Benjamin Wood.

Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees as it deems necessary or appropriate from time to time. The composition and responsibilities of each of the committees are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Each committee has a written charter that satisfies the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the Nasdaq Stock Market, all of which are posted on our website at www.cardinalinfrastructuregroup.com.

Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Richard M. Lee	☑		☑ Chair
Austin J. Shanfelter		☑ Chair	☑
Richard B. Wimmer	☑ Chair	☑	☑
Ivy Zelman	☑	☑
Meetings Held in 2025	0	0	0

Audit Committee

Our Audit Committee consists of Mr. Wimmer (Chair), Mr. Lee and Mrs. Zelman, each of whom our Board has determined satisfies the independence requirements under the listing standards of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Mr. Wimmer is an “audit committee financial expert” within the meaning of SEC regulations.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee include:

▪
helping our Board oversee our corporate accounting and financial reporting processes;
▪
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
▪
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;
▪
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
▪
reviewing and overseeing related person transactions;
▪
reviewing policies on risk assessment and risk management; and
▪
approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee consists of Mr. Shanfelter (Chair), Mr. Wimmer and Mrs. Zelman. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of the Nasdaq Stock Market and SEC rules and regulations.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers and directors. Specific responsibilities of our Compensation Committee include:

▪
reviewing and recommending to our Board the compensation of our chief executive officer;
▪
reviewing and approving the compensation of our executive officers, other than our chief executive officer;
▪
reviewing and recommending to our Board the compensation paid to our directors;
▪
administering our equity incentive plans and other benefit programs;

▪
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit-sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers; and
▪
reviewing and establishing general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Lee (Chair), Mr. Wimmer and Mr. Shanfelter. Our Board has determined that each of these directors is independent under the listing standards of the Nasdaq Stock Market.

The primary purpose of our Nominating and Corporate Governance Committee is to discharge the responsibilities of our Board with respect to responsibilities relating to the Company’s director nominations process and procedures, development and maintenance of corporate governance policies, practices and procedures and any related matters required by the federal securities laws.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

▪
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;
▪
considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;
▪
developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
▪
overseeing periodic evaluations of the Board’s performance.

Director Qualifications and Nominations

The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, directors and candidates for director generally should, at a minimum, meet the following criteria: (i) high personal and professional ethics, (ii) integrity, values and character and be committed to representing the interests of the Company and its stockholders; (iii) experience in the industry, financial expertise, accounting skills, cybersecurity background, and experience setting compensation; (iv) a successful track record at senior policy-making levels in business, government, technology, accounting, law and/or administration; (v) possess sufficient time to devote to the affairs of the Company and to enhance their knowledge of the Company’s business, operations and industry; and (vi) expertise or a breadth of knowledge about issues affecting the Company that is useful to the Company and complementary to the background and experience of other Board members.

As provided in our Corporate Governance Guidelines, the Board assesses diversity in its broadest sense and considers the backgrounds, experiences and viewpoints of its members and director candidates. When identifying candidates for director, the Board endeavors to search for highly qualified women and individuals from minority groups to include in the pool from which directors are chosen.

Risk Oversight

Our Audit Committee is responsible for overseeing our risk management process. The Audit Committee focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Audit Committee reports any significant issues to the Board as part of the Board’s general oversight responsibility. Our management is responsible for day-to-day risk management, including identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

BOARD RESPONSIBILITIES

Overview

Our Board oversees our business and monitors the performance of management. The directors keep themselves up to date on the Company by discussing matters with the chief executive officer, the chief financial officer, and other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that are provided regularly and by participating in Board and committee meetings.

Because of the proximity between our IPO closing December 9, 2025 and the fiscal year ending on December 31, 2025, the Board and our standing committees did not have an opportunity to formally meet during 2025. Accordingly, no directors attended at least 75% of the meetings of our Board or the standing committees on which he or she served because zero Board and committee meetings were held in 2025.

Corporate Governance

In exercising its fiduciary duties, the Board is committed to strong corporate governance, as reflected through its policies and practices. We review annually, internally and with the Board, the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and Nasdaq’s listing standards regarding corporate governance policies and processes, and are in compliance with the rules and listing standards. The Company has adopted Corporate Governance Guidelines that provide the framework for the Board’s governance and cover issues such as the Board’s responsibilities, director qualification standards (including independence), director responsibilities, executive sessions and Board self-evaluations. The Board reviews regularly our policies, practices and processes in the context of current corporate governance trends, stockholder feedback, regulatory changes and recognized best practices.

Each of the Company’s Board committees, which include the Audit, Compensation, and Nominating and Corporate Governance Committees, has adopted a charter defining their respective purposes and responsibilities. Additionally, we require compliance with our Code of Business Conduct, applicable to all of our employees, officers and directors.

Copies of our governance documents, including our Corporate Governance Guidelines, Code of Business Conduct and each committee charter, are available on our website at www.cardinalinfrastructuregroup.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

The Board adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) involving an amount that exceeds $120,000 in which we are a participant and in which a “related person” has a material interest. A related person is any executive officer, director, nominee to become a director or a beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and affiliates.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. In evaluating related-person transactions, our Audit Committee or another independent body of our Board considers the relevant available facts and circumstances, including:

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the risks, costs and benefits to us;
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the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
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the terms of the transaction;
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the availability of other sources for comparable services or products;
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the terms available to or from, as the case may be, unrelated third parties;
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the related party’s interest in the transaction; and
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the creation of an actual or apparent conflict of interest

Transactions in Connection with Our IPO

We used the net proceeds from our initial public offering (“IPO”) in December 2025 to purchase newly issued limited liability membership interests (“LLC Units”) of Cardinal Civil Contracting Holdings LLC, a Delaware limited liability company (“OpCo”). OpCo then used the net proceeds from our purchase of the newly issued LLC Units to, among other things, redeem LLC Units from certain of its equity holders, including Jeremy Spivey, our Chief Executive Officer, Erik West, the Chief Operating Officer of Cardinal NC, and Mike Rowe, our Chief Financial Officer. The table below sets forth the number of LLC Units and related shares of Class B Common Stock purchased from these individuals:

Individuals(1)	LLC Units/Class B Common Stock Purchased	Total Purchase Price
Jeremy Spivey(2)	3,968,456	$83,337,576
Erik West(3)	1,983,928	$41,662,488
Mike Rowe(4)	661,309	$13,887,489

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(1) Additional details regarding these stockholders and their equity holdings are provided below in the section titled “Security Ownership.”

(2) Includes shares purchased from a trust controlled by Mr. Spivey, our Chief Executive Officer and Chairman of our Board.

(3) Includes shares purchased from a trust controlled by Mr. West, the Chief Operating Officer of Cardinal NC.

(4) Includes shares purchased from a trust controlled by Mr. Rowe.

Related Party Transactions

During the year ended December 31, 2025, the Company engaged in transactions with Park Towns (“Park”), which is a related party due to common control by Mr. Spivey. The Company recognizing revenue of $125,100 for work performed for Park for the year ended December 31, 2025.

During the year ended December 31, 2025, we entered into two new leases with CCCRE Holdings, LLC, an entity owned by Messrs. Spivey, West and Rowe and the mother of Mr. Spivey. We pay CCCRE $120,000 and $1,140,000 per year under the leases beginning December 1, 2025 and January 1, 2026, respectively. In addition, in October 2025, CCCRE paid us $1,263,667 relating to the repayment in full of an outstanding receivable.

OpCo Operating Agreement

In connection with our IPO, we and certain of the holders of our operating subsidiaries (the “Continuing Equity Holders”), including but not limited to Messrs. Spivey, West and Rowe entered into the limited liability company operating agreement of OpCo (the “OpCo Operating Agreement”).

Under the OpCo Operating Agreement, subject to the obligation of OpCo to make tax distributions and to reimburse the Company for its corporate and other overhead expenses, the Company, as the sole managing member of OpCo, will have the right to determine when distributions will be made to the holders of LLC Units and the amount of any such distributions. If the Company authorizes a distribution, such distribution will be made to the holders of LLC Units, including the Company, on a pro rata basis in accordance with their respective percentage ownership of LLC Units.

The holders of LLC Units, including the Company, will be allocated their proportionate share of any taxable income or loss of OpCo and will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of OpCo. Net profits and net losses of OpCo generally will be allocated to holders of LLC Units on a pro rata basis in accordance with their respective percentage ownership of LLC Units, except that certain non-pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depreciation and amortization with respect to such built-in gains and losses.

To the extent permitted by applicable law and to the extent OpCo has available cash, and subject to the terms of any current and future debt instruments, the Company will cause OpCo to make (i) pro rata tax distributions to its members, including the Company, in an amount at least sufficient to allow its members (including the Company) to pay taxes on their allocable share of OpCo’s taxable income, and to allow the Company to make payments under the Tax Receivable Agreement (as defined below) (such pro rata distributions to the Continuing Equity Holders to be exclusive of the right of such Continuing Equity Holders to receive payments pursuant to the Tax Receivable Agreement) and (ii) non-pro rata payments to the Company to reimburse it for its corporate and other overhead expenses (such expenses not to include obligations under the Tax Receivable Agreement). Under applicable tax rules, OpCo is required to allocate taxable income disproportionately to its members in certain circumstances. The amount of tax distributions will be determined based on an assumed tax rate.

The OpCo Operating Agreement provides that, except as otherwise determined by the Company or in connection with the exercise of the Company’s Call Right (as defined below), at any time the Company issues a share of its Class A Common Stock (including any shares of Class A Common Stock issued pursuant to any long-term incentive plan, phantom incentive award or other equity or equity-based award) or any other debt or equity security, the net proceeds, if any, received by the Company with respect to such issuance will be concurrently invested in OpCo, and OpCo shall issue to the Company one LLC Unit or other economically equivalent debt or equity interest for every share of Class A Common Stock issued by the Company. Conversely, if at any time any shares of the Company’s Class A Common Stock are redeemed, repurchased or otherwise acquired, OpCo will redeem, repurchase or otherwise acquire or directly cancel an equal number of LLC Units held by the Company, upon the same terms and for the same price, as the shares of the Company’s Class A Common Stock that are redeemed, repurchased or otherwise acquired. Furthermore, if at any time any LLC Units are transferred to another person, such redemption or transfer of any pairs of LLC Units shall include redemption or transfer of the equivalent number of shares of the Company Class B Common Stock.

Under the OpCo Operating Agreement, the Continuing Equity Holders, subject to certain exceptions, from time to time have the option to require OpCo to redeem (the “Redemption Right”) all or a portion of their LLC Units in exchange for newly-issued shares of Class A Common Stock on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends, and reclassifications) or, at the Company’s election (determined solely by its independent directors (within the meaning of Nasdaq rules) who are disinterested), a cash payment equal to a volume weighted average market price of one share of Class A Common Stock for each LLC Unit so redeemed, in each case, in accordance with the terms of the OpCo Operating Agreement; provided that the Company may elect to pay cash only to the extent that the Company has cash available in an amount equal to at least the redemption price which cash was received from a secondary offering of the Company's Class A Common stock. Simultaneously with the payment of cash or shares of Class A Common Stock, as applicable, in connection with a redemption or exchange of LLC Units pursuant to the terms of the OpCo Operating Agreement, a number of shares of Class B Common Stock registered in the name of the redeeming or exchanging Continuing Equity Holder and permitted transferees will automatically be transferred to the Company for no consideration on a one-for-one basis with the number of LLC Units so redeemed or exchanged and such shares of Class B Common Stock will be canceled.

The Company intends to limit the number of members of OpCo, and the OpCo Operating Agreement provides for limitations on the ability of the OpCo members to transfer their LLC Units and provides the Company with the right to impose restrictions (in addition to those already in place) on the ability of members of LLC Units to cause OpCo to acquire or directly cancel LLC Units pursuant to the Redemption Right to the extent the Company believes it is necessary to ensure that OpCo will continue to be treated as a partnership for U.S. federal income tax purposes.

OpCo will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets and (ii) an election by the Company to dissolve OpCo. Upon dissolution, and following the payment of expenses of liquidation and allocation of profits and losses, OpCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (i) first, to creditors (including, to the extent permitted by law, creditors who are members of OpCo) in satisfaction of the liabilities of OpCo in the order of priority as provided by law, except any obligations to OpCo’s members in respect of their capital accounts, (ii) second, to establish cash reserves that the Company reasonably deems necessary for contingent or unforeseen liabilities or future payments and (iii) third, to the members of OpCo in proportion to the number of LLC Units owned by each of them.

The OpCo Operating Agreement provides that each Continuing Equity Holder party thereto will, subject to certain limitations, have the right, pursuant to the Redemption Right, to cause OpCo to acquire or directly cancel all or a portion of its LLC Units, together with all or an equal portion of its shares of our Class B Common Stock, for (i) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each bundle of one LLC Unit and one share of our Class B Common Stock redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (ii) upon mutual agreement between such Continuing Equity Holder and the Company, an equivalent amount of cash, based on a volume weighted average market price of one share of Class A Common Stock for each LLC Unit so redeemed, in accordance with the terms of the OpCo Operating Agreement; provided that the Company may elect to pay cash only to the extent that the Company has cash available in an amount equal to at least the redemption price which cash was received from a secondary offering of the Company's Class A Common stock. Alternatively, upon the exercise of the Redemption Right, the Company (instead of OpCo) will have the right, pursuant to the Call Right, to acquire each tendered bundle of one LLC Unit and one share of Class B Common Stock directly from such Continuing Equity Holder for (a) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (b) upon mutual agreement between such Continuing Equity Holder and the Company, an equivalent amount of cash, based on a volume weighted average market price of one share of Class A Common Stock for each LLC Unit so redeemed, in accordance with the terms of the OpCo Operating Agreement. The Company’s decision to mutually agree with a Continuing Equity Holder on whether to make a cash payment upon such Continuing Equity Holder’s election under the Redemption Right will be made by the Company’s independent directors (within the meaning of the Nasdaq listing rules). The parties will agree to treat the exercise of the Redemption Right and the exercise of the

Call Right, in each case to the extent permitted under applicable tax law, as purchases by the Company of interests in OpCo for U.S. federal income tax purposes that give rise to basis adjustments pursuant to Section 743(b) of the Code. On and after June 9, 2026, each Continuing Equity Holder will be permitted to exercise its Redemption Right at OpCo’s expense, up to one time in any 45-day period or five times in any 12-month period. As a Continuing Equity Holder causes its LLC Units to be redeemed pursuant to the Redemption Right, the Company’s direct or indirect equity interest in OpCo will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased and the number of shares of Class B Common Stock outstanding will be reduced.

Each Continuing Equity Holder’s redemption rights will be subject to certain customary limitations, including the expiration of any contractual lock-up period relating to the shares of Class A Common Stock that may be applicable to such Continuing Equity Holder and the absence of any liens or encumbrances on such LLC Units redeemed. Additionally, in the case the Company elects a cash settlement, such Continuing Equity Holder may rescind its redemption request within a specified period of time. Moreover, in the case of a settlement in Class A Common Stock, such redemption may be conditioned on the closing of an underwritten distribution of the shares of Class A Common Stock, which may be issued in connection with such proposed redemption. In the case of a settlement in Class A Common Stock, such Continuing Equity Holder may also revoke or delay its redemption request if the following conditions exist: (1) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Continuing Equity Holder at or immediately following the consummation of the redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (2) the Company failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such redemption or resale of the Class A Common Stock; (3) the Company exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Continuing Equity Holder to have its Class A Common Stock registered at or immediately following the consummation of the redemption or to have the Class A Common Stock resold; (4) such Continuing Equity Holder is in possession of any material non-public information concerning the Company, the receipt of which results in such Continuing Equity Holder being prohibited or restricted from selling Class A Common Stock at or immediately following the redemption or resale of its Class A Common Stock without disclosure of such information (and we do not permit disclosure); (5) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Continuing Equity Holder at or immediately following the redemption shall have been issued by the SEC; (6) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded; (7) there shall be in effect an injunction, a restraining order or a decree of any nature of any governmental entity that restrains or prohibits the redemption; (8) the Company shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Continuing Equity Holder to consummate the resale of the Class A Common Stock to be received upon such redemption pursuant to an effective registration statement or (9) the redemption date would occur during a black-out period.

The OpCo Operating Agreement is incorporated as an exhibit to our 2025 Annual Report, and the foregoing description of the OpCo Operating Agreement is qualified in its entirety by reference thereto.

Tax Receivable Agreement

In connection with the closing of the IPO, the Company entered into a tax receivable agreement (the “Tax Receivable Agreement”) with OpCo and the Continuing Equity Holders. OpCo will have in effect (and for each of its direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Code that will be effective for the taxable year of the Reorganization and this offering and each taxable year thereafter. “Call Right” means, with respect to an exercise of the Redemption Right, the right of the Company pursuant to the OpCo Operating Agreement to elect, for administrative convenience, to acquire each tendered LLC Unit (together with a corresponding share of Class B Common Stock) directly from such redeeming holder of LLC Units for, at the election of the Company, (a) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (b) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo Operating Agreement. Pursuant to the Section 754 election, the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of LLC Units for cash in connection with the IPO and acquisitions of LLC Units pursuant to the Redemption Right or the Call Right is expected to create basis adjustments with respect to the Company’s allocable share of the assets of OpCo that would not have been available to the Company absent its acquisition or deemed acquisition of LLC Units in connection with the IPO or pursuant to the exercise of the Redemption Right or the Call Right. The anticipated basis adjustments are expected to increase (for tax purposes) the Company’s depreciation and amortization deductions and may also decrease the Company’s gains (or increase its losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of cash tax that the Company would otherwise be required to pay in the future.

The Tax Receivable Agreement generally provides for the payment by the Company to the Continuing Equity Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the IPO as a result of, as applicable to each Continuing Equity Holder, (i) the amount of tax benefits, if any, that the Company actually realizes (or in some circumstances is deemed to realize) as a result of certain increases in tax basis resulting from its acquisition (or deemed acquisition for U.S. federal tax purposes) of the Continuing Equity Holders’ LLC units in connection with the IPO or pursuant to an exercise of the Redemption Right or Call Right (“Basis Adjustments”) and (ii) certain tax benefits (such as interest deductions) arising from payments made under the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Company will retain the benefit of the remaining 15% of these cash savings. These Tax Receivable Agreement payments are not conditioned upon one or more of the Continuing Equity Holders maintaining a continued ownership interest in OpCo. If a Continuing Equity Holder transfers LLC Units but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Continuing Equity Holder generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent exchange of such LLC Units. The rights of the Continuing Equity Holders to receive payment under the Tax Receivable Agreement are not assignable, except for assignments to such Continuing Equity Holder’s affiliates or in connection with the assignment of LLC Units in accordance with the OpCo Operating Agreement.

The payment obligations under the Tax Receivable Agreement are the Company’s obligations and not obligations of OpCo, and the Company expects that the payments it is required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is by its nature imprecise. For purposes of the Tax Receivable Agreement, cash savings in tax generally will be calculated by comparing the Company’s actual income tax liability (determined by using the actual applicable U.S. federal, state and local income tax rates) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. The amounts payable, as well as the timing of any payments under the Tax Receivable Agreement are dependent upon significant future events and assumptions, including the timing of the redemptions or exchanges of LLC Units, the price of the Class A Common Stock at the time of each redemption or acquisition, the extent to which such redemptions are taxable transactions, the amount of each Continuing Equity Holder’s tax basis in its LLC Units at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the utilization of certain net operating loss carryovers, the amount and timing of the utilization of tax attributes, the amount and timing of taxable income we generate in the future, the U.S. federal, state and local income tax rates then applicable and the portion of the Company’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis.

Although the Company is not aware of any issue that would cause the IRS or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered under the Tax Receivable Agreement, the Continuing Equity Holders will not reimburse the Company for any payments previously made under the Tax Receivable Agreement if such basis increases or other tax benefits that have given rise to payments under the Tax Receivable Agreement are subsequently disallowed, except that excess payments made to the Continuing Equity Holders will be netted against payments that would otherwise be made to the Continuing Equity Holders, if any, after the Company’s determination of such excess. However, a challenge to any tax benefits initially claimed by the Company may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments, if any, the Company might otherwise be required to make under the terms of the Tax Receivable Agreement. As a result, in such circumstances, the Company could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect its liquidity. The Company will not be reimbursed for any payments made under the Tax Receivable Agreement in the event that any tax benefits are subsequently disallowed.

The term of the Tax Receivable Agreement continues until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement (or the Tax Receivable Agreement is terminated due to other circumstances, including the Company’s breach of a material obligation thereunder or certain mergers or other changes of control), and the Company makes the termination payment specified in the Tax Receivable Agreement. In the event that the Tax Receivable Agreement is not terminated, the payments under the Tax Receivable Agreement are anticipated to continue for 16 years after the date of the last redemption of the LLC Units. Accordingly, it is expected that payments will continue to be made under the Tax Receivable Agreement for more than 16 years. Payments will generally be made under the Tax Receivable Agreement when the Company realizes actual cash tax savings in future periods from the tax benefits covered by the Tax Receivable Agreement.

However, if the Company experiences a Change of Control (as defined below) or the Tax Receivable Agreement terminates early (at the Company’s election or as a result of a material breach of the Company’s obligations thereunder), the Company could be required to make a substantial, immediate lump sum payment in advance of any actual cash tax savings. This payment would equal the present value of hypothetical future payments that could be required to be paid under the Tax Receivable Agreement (determined by applying a discount rate equal to the lesser of (i) SOFR plus 100 basis points and (ii) 6.5% per annum, compounded annually). The calculation of hypothetical future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement. Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the termination payment relates.

Under the Tax Receivable Agreement, a “Change of Control” means the occurrence of any of the following events:

(i) any person or any group of persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (excluding (a) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (b) a person or group of persons in which one or more affiliates of permitted investors, directly or indirectly hold beneficial ownership of securities representing more than 50% of the total voting power in such person or held by such group) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the closing date of the offering, constitute the board of directors and any new director whose appointment or election by the board of directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the closing date of this offering or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii) there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the board of directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(v) the Company ceases to be the sole managing member of OpCo.

The Tax Receivable Agreement provides that, in the event of a material breach by the Company, which includes, but is not limited to, (i) the Company’s failure to make a payment under the Tax Receivable Agreement within 60 days after such payment is due (except to the extent the Company does not have and cannot take commercially reasonable actions to obtain sufficient funds to make such payment) or (ii) the Company’s breach of any material obligation under the Tax Receivable Agreement by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the Bankruptcy Code, then the Continuing Equity Holders may elect to treat such breach as an early termination, which would cause all the Company’s payment and other obligations under the Tax Receivable Agreement to be accelerated and become due and payable applying the same assumptions described above.

Payments under the Tax Receivable Agreement are generally due within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, but interest on such payments will begin to accrue at a rate of SOFR plus 100 basis points from the due date (without extensions) of such tax return. Late payments will generally accrue interest at a rate of SOFR plus 500 basis points.

The Tax Receivable Agreement is incorporated by reference as an exhibit to our 2025 Annual Report, and the foregoing description of the Tax Receivable Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

In connection with the closing of the IPO, the Company entered into a registration rights agreement with the Continuing Equity Holders (the “Registration Rights Agreement”). The Registration Rights Agreement contains provisions by which the Company agrees to register under the federal securities laws the offer and resale of shares of Class A Common Stock by the members of OpCo or permitted transferees, as more fully described below.

The Registration Rights Agreement includes provisions by which the Company agrees that, at any time after June 9, 2026, and subject to certain limitations, each Continuing Equity Holder will have the right to require the Company to prepare and file a registration statement registering the offer and sale of their shares of Class A Common Stock. Generally, the Company will be required to provide notice of the request to certain other holders of our Class A Common Stock who may, in certain circumstances, participate in the registration. Subject to certain exceptions, each Continuing Equity Holder will be entitled to make three demands per calendar year that the Company register such securities.

In addition, each Continuing Equity Holder (together with any person to whom rights under the Registration Rights Agreement are assigned in accordance therewith, the “RRA Holders”) has certain “piggy-back” registration rights in the event that the Company proposes to file a registration statement with respect to an offering of its equity securities for its own account or for the account of its stockholders pursuant to which the Company would be required to notify the RRA Holders and allow them to register for sale a number of their registrable securities as they may request in writing, subject to certain exceptions. Furthermore, not later than June 9, 2026, we will be required to prepare and file with the SEC a shelf registration statement on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting the registration of such registrable securities for resale) to permit the public resale of all of the registrable securities thereunder in accordance with the terms of the Registration Rights Agreement.

The Company will not be obligated to effect a demand registration or an underwritten offering within 90 days after any other demand registration and will not be obligated to effect an underwritten offering pursuant to a resale shelf registration statement within 90 days after any other underwritten offering pursuant to a resale shelf registration statement, subject to certain requirements.

The Registration Rights Agreement also generally obligates the Company to cooperate reasonably with and take such customary actions as may be reasonably requested by the RRA Holders in connection with the registration of registrable securities.

These registration rights will be subject to certain conditions and limitations, and the Company will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. The Registration Rights Agreement will also require the Company to indemnify the RRA Holders against certain liabilities under the Securities Act of 1933, as amended.

The form of Registration Rights Agreement is incorporated by reference as an exhibit to the Company’s 2025 Annual Report, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Other Relationships

The Company’s Director of Operations is the father of Jeremy Spivey, our Chief Executive Officer, and is currently employed by the Company. He does not share a household with Mr. Spivey and is not one of the Company’s executive officers. During 2025, our Director of Operations had total cash compensation of $410,200 consisting of base salary and cash bonuses and automobile allowance. The compensation levels described above were based on reference to external market practice of similar positions when compared to the compensation paid to employees in similar positions that were not related to the Company’s executive officers. The Director of Operations is also eligible to participate in employee benefit plans on the same general terms and conditions as applicable to other employees in similar positions who were not related to executive officers.

Indemnification Agreements

Each of our executive officers has entered into employment agreements with OpCo which include a contractual right to indemnification. Specifically, if any executive officer is made a party or threatened to be made a party to any proceeding (other than a proceeding initiated by the executive officer or OpCo related to any dispute between the executive and OpCo with respect to the employment agreement or the executive’s employment), arising out of his or her service as an officer or director of OpCo or an affiliate (or any other company at OpCo’s request), OpCo is required to indemnify the executive to the fullest extent provided to any other officer or director from and against liabilities and expenses (including attorney’s fees), including an obligation to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. OpCo is also required to maintain directors’ and officers’ liability insurance covering the executive on terms no less favorable than those applicable to similarly situated executives during the term of employment and for six years thereafter.

The Company entered into indemnification agreements with each of its directors and officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

STOCKHOLDER ENGAGEMENT

Our Board is committed to acting in the best interests of the Company’s stockholders, and views ongoing dialogue with stockholders as a critical component of the Company’s corporate governance program. Our Board believes such ongoing dialogue promotes transparency, improves understanding of stockholder perspective and increases accountability.

Stockholder Recommendations and Nominations of Director Candidates

The Nominating and Corporate Governance Committee will consider a stockholder’s recommendation for directors by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. To have a director recommendation evaluated by the Nominating and Corporate Governance Committee, a stockholder should provide timely notice of its recommendation with the biographical and background materials set forth in our bylaws related to director nominations. Stockholder recommendations for directors should be mailed to: General Counsel and Secretary, Cardinal Infrastructure Group Inc., 100 E. Six Forks Road, Suite 300, Raleigh, North Carolina 27609. No person recommended by a stockholder will become a Company nominee for director and be included in the Company’s proxy statement unless the Nominating and Corporate Governance Committee recommends, and the Board approves, such person.

If a stockholder desires to nominate a person for election as director at a stockholders’ meeting, that stockholder must comply with applicable provisions of our bylaws, which requires notice of not more than 120 days nor less than 90 days in advance of the anniversary of the date of the proxy statement provided in connection with the previous year’s annual meeting of stockholders.

The Company did not receive any timely shareholder nominations for a director for consideration for this Annual Meeting.

Communicating with the Board

Stockholders, employees or other interested parties wanting to contact the Board or any individual director may send written communications to the Board by email at investor.relations@cardinalinfrastructuregroup.com or by mail c/o General Counsel and Secretary, Cardinal Infrastructure Group Inc., 100 E. Six Forks Road, Suite 300, Raleigh, North Carolina 27609. Communication with the Board may be anonymous. The Secretary will forward communications addressed to the Board to the Lead Independent Director, who will then determine when it is appropriate to distribute such communications to other members of the Board or to management.

Indemnification of Directors and Executive Officers

We have entered into agreements to indemnify our directors and certain of our officers in addition to the right to indemnification provided to such persons in our certificate of incorporation and bylaws. These agreements will, among other things, require us to indemnify these individuals to the fullest extent permitted under Delaware law, including for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, on account of services by any such person as a director or officer of our Company or any of our subsidiaries.

DIRECTOR COMPENSATION

The table below shows all compensation paid or awarded to each individual who served as a non-employee member of the Board during 2025 for their services as directors in 2025. Because our IPO closed on December 9, 2025, the compensation shown reflects the initial grants made to our non-employee directors in connection with the IPO.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)¹	Total ($)
Richard M. Lee	——	136,227	136,227
Austin J. Shanfelter	——	136,227	136,227
Richard B. Wimmer	——	141,225	141,225
Ivy Zelman	——	128,730	128,730

(1)
The amounts reported represent the aggregate grant date fair value of the restricted stock units (“RSUs”) awarded to the non-employee directors in connection with the Company’s IPO including an amount of RSUs granted in lieu of a portion of the annual fee otherwise payable to the non-employee directors for their service as directors during the quarter in which our IPO closed, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation—Stock Compensation.” Such grant date fair values do not take into account any estimated forfeitures. The amounts reported do not correspond to the actual economic value received by the non-employee directors or that may be received upon the sale of the underlying shares.
(2)
The aggregate number of unvested RSUs outstanding for each non-employee director as of December 31, 2025 was as follows: Mr. Lee - 5,595, Mr. Shanfelter - 5,595, Mr. Wimmer - 5,833 and Mrs. Zelman - 5,238.

Non-Employee Director Compensation Program

Under our Non-Employee Director Compensation Policy, each non-employee director receives an annual cash retainer of $75,000 (pro-rated for any newly appointed non-employee directors) and an annual RSU grant under the Company’s 2025 Stock Incentive Plan (the “2025 Plan”) with a grant date fair market value of $100,000. In addition, the chairperson of each committee receives an additional annual RSU grant with a grant date fair market value of $12,500 (pro-rated for any newly appointed chairperson), and each other committee member receives an additional annual RSU grant with a grant date fair market value of $5,000 per year (pro-rated for any newly appointed committee members). For the fiscal quarter in which our IPO closed, each non-employee director received one-quarter of the annual fee, or $18,750, in the form of RSUs granted following the IPO that vested on December 31, 2025.

The annual RSU awards will generally be granted on the date of the Company’s annual meeting of stockholders and will vest in full on the earlier of (i) the date of the next annual meeting of the Company’s stockholders following the date of grant (so long as such next annual meeting is at least 50 weeks after the immediately preceding year’s annual meeting) and (ii) the first anniversary of the date of grant, with any pro-rated awards granted to new directors vesting on the one-year anniversary of the Company’s last annual meeting of stockholders, provided the non-employee director continues to serve as a director through such date.

Each non-employee director may elect to receive the cash portion of their annual retainer (but not less than the entire cash portion of their annual retainer) in the form of RSUs to be granted on the first day of the fiscal year, vesting in equal installments on the last day of each fiscal quarter.

We also reimburse our non-employee directors for reasonable, customary and documented travel expenses incurred in attending Board and committee meetings.

EXECUTIVE COMPENSATION

The following disclosure describes the material elements of the compensation of our named executive officers (“NEOs”) for the year ended December 31, 2025 and is presented based on the reduced disclosure rules applicable to us for so long as we are treated as an “emerging growth company” within the meaning of the Securities Act.

Our NEOs for the year ended December 31, 2025 include our Chief Executive Officer and our two other most highly compensated executive officers. For the year ended December 31, 2025, the named executive officers were:

▪
Jeremy Spivey, Chief Executive Officer;
▪
Erik West, Chief Operating Officer of Cardinal Civil Contracting; and
▪
Mike Rowe, Chief Financial Officer.

Clawback Policy

We have adopted a clawback policy effective upon the consummation of our IPO that is designed to recoup any erroneously awarded incentive-based compensation resulting from certain accounting restatements. If the Company is required to prepare an accounting restatement because of material noncompliance with any financial reporting requirement under the securities laws, or because of an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, all incentive compensation paid or credited to each current or former executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement will be recalculated based on the restated results, and any excess must be forfeited or returned to the Company. The clawback policy is included as an exhibit to the 2025 Annual Report.

Insider Trading Policy

We have adopted an insider trading policy applicable to our directors, officers, employees and temporary contract workers and have implemented processes that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq Stock Market LLC listing standards. There are no Rule 10b5-1 trading arrangements held by any officer or director of the Company. The insider trading policy is included as an exhibit to the 2025 Annual Report.

Hedging Prohibitions

Our insider trading policy prohibits our employees, officers, directors and temporary contract workers from engaging in short sales of Company securities, transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities), hedging transactions and all other similar forms of monetization transactions. The policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Policies and Practices Related to Equity Grants

The Company does not have any formal policy that requires the Company to grant, or avoid granting, equity-based compensation to executive officers at certain times. The Compensation Committee does not intend to grant equity awards in anticipation of the release of material nonpublic information, and does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation, and the timing of any equity grants to directors or executive officers will generally be tied to the event giving rise to the award (such as an executive officer’s commencement of employment).

Compensation and Risk

The Compensation Committee believes that the Company’s compensation programs appropriately reward prudent business judgment and risk-taking over the long term. The Compensation Committee provides oversight with respect to any risks that may be created by these compensation programs. Management has evaluated the risks that are created by the Company’s compensation programs for all employees, including non-executive officers, and the Compensation Committee has reviewed this evaluation. Based on our review, we have concluded that these compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

2025 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our NEOs for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jeremy Spivey Chairman and Chief Executive Officer	2025	450,000	——	——	——	——	450,000
	2024	130,000	——	——	——	——	130,000
Erik West Chief Operating Officer, Cardinal Civil Contracting	2025	400,000	——	——	——	——	400,000
	2024	130,000	——	——	——	——	130,000
Mike Rowe Chief Financial Officer	2025	360,000	——	——	——	——	360,000
	2024	120,000	——	——	——	——	120,000
(1)
The amounts reported for Messrs. Spivey and West represent their receipt of a guaranteed payment instead of salary in connection with their status as a partner in Cardinal NC and the amount reported for Mr. Rowe represents a consulting fee for his service as Chief Financial Officer. In addition to the amounts reported in the Summary Compensation Table, our named executive officers also received pro rata distributions of cash as a result of their ownership of limited liability company membership interests in Cardinal NC during 2025 and 2024.

Narrative Disclosure to the Summary Compensation Table

Executive Employment Agreements

Cardinal NC entered into employment agreements with each of our NEOs, effective as of January 1, 2025. The initial term of each employment agreement commenced on January 1, 2025 and will end on December 31, 2027, with automatic one-year renewals unless either party provides 90 days’ written notice prior to expiration.

The employment agreements with Messrs. Spivey, West and Rowe provide for annual base salaries of $450,000, $400,000 and $360,000, respectively. The employment agreements provide that each executive officer is entitled to participate in the fringe benefits and employee benefit plans and programs made available to similarly situated executives of the Company.

Stock Incentive Plan

In connection with our IPO, we adopted the 2025 Plan, which was approved by our stockholders prior to the completion of our IPO. The total number of shares of our Class A Common Stock available for issuance pursuant to awards under the 2025 Plan is 3,660,656. The total number of shares of our Class A Common Stock available for issuance under the 2025 Plan will be increased on the first day of each of our fiscal years following the date on which the 2025 Plan is adopted in an amount equal to the lesser of (i) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, and (ii) such number of shares of common stock as determined by our board of directors (or a committee thereof) in its discretion. The total number of shares of our Class A Common Stock that may be issued in respect of incentive stock options is 10,981,968 shares. The number of shares of Class A Common Stock available for issuance under the 2025 Plan will be subject to adjustment as provided therein. All of our employees, directors or consultants or those of any of our subsidiaries or affiliates will be eligible to receive an award under the 2025 Plan.

The 2025 Plan provides for the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance-based awards, other stock-based awards, or any combination thereof. No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 2025 Plan. Each award will be set forth in a separate grant notice or agreement and will indicate the type and terms and conditions of the award.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

2025 Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2025, none of our NEOs held any unexercised options or any other outstanding equity incentive awards that had not vested.

Potential Payments Upon Termination or Change in Control

Upon a termination of the named executive officer’s employment without “cause” or by the named executive officer for “good reason,” each NEO is entitled to severance pay equal to (i) the greater of 1.5 times his annual base salary and his annual base salary for the remainder of the initial three-year term, if the termination occurs during the initial term, or (ii) 1.0 times his annual base salary, if the termination occurs after the initial term, subject to the NEO’s execution and non-revocation of a general release of claims.

Each employment agreement includes restrictive covenants, including customary confidentiality, non-competition, non-solicitation and non-disparagement provisions with a 12-month post-employment period.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, we are asking our stockholders to ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026. Grant Thornton LLP was initially engaged on June 19, 2025 by the Company to act as the Company’s independent registered public accounting firm in connection with the Company’s IPO. Prior to Grant Thornton LLP’s engagement, Thomas, Judy & Tucker P.A. acted as our independent auditor for 2025 until their dismissal on June 18, 2025 by Cardinal Civil Contracting, LLC. For additional detail, see the discussion provided below under “Change of Independent Registered Public Accounting Firm.” We expect that representatives of Grant Thornton LLP will attend the Annual Meeting and will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders. Representatives from our former independent auditor, Thomas, Judy & Tucker P.A., will not attend the Annual Meeting.

The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Grant Thornton LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. If the Company’s stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Grant Thornton LLP if it is determined that it is in the Company’s best interests to do so.

✓ THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Change of Independent Registered Public Accounting Firm

On June 18, 2025, Cardinal NC dismissed Thomas, Judy & Tucker P.A. as its independent auditor. In connection with the IPO, Cardinal NC engaged Grant Thornton LLP on June 19, 2025 as its independent registered public accounting firm to audit its consolidated financial statements for the years ended December 31, 2024 and 2023, which had previously been audited by Thomas, Judy & Tucker P.A. The audited financial statements included in our 2025 Annual Report for the years ended December 31, 2024 and 2023 have been audited by Grant Thornton

LLP. Cardinal NC was not an SEC filer at the time of Thomas, Judy & Tucker P.A.’s replacement by Grant Thornton LLP. The decision to change Cardinal NC’s independent registered public accounting firm from Thomas, Judy & Tucker P.A. to Grant Thornton LLP was approved by management.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through June 18, 2025, there were no disagreements (as defined by Item 304(a)(1)(v) of Regulation S-K) with Thomas, Judy & Tucker P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Thomas, Judy & Tucker P.A., would have caused them to make reference thereto in their report on our financial statements for the years ended December 31, 2024 and 2023. The report of Thomas, Judy & Tucker P.A. on Cardinal NC’s financial statements for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through June 18, 2025, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Cardinal NC has provided Thomas, Judy & Tucker P.A. with a copy of the foregoing disclosure and requested that Thomas, Judy & Tucker P.A. provide a letter addressed to the SEC stating whether it agrees with the above facts and, if not, stating the respects in which it does not agree. A copy of Thomas, Judy & Tucker P.A.’s letter, dated August 8, 2025, provided in response to that request is filed as an exhibit to our 2025 Annual Report.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through June 18, 2025, neither Cardinal NC, nor anyone acting on its behalf, consulted with Grant Thornton LLP on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on Cardinal NC’s consolidated financial statements, or any of the other matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

AUDIT MATTERS

Audit Committee Report

Our management prepares our consolidated financial statements in accordance with GAAP and is responsible for the financial reporting process that generates these statements. The Audit Committee has reviewed and discussed our audited financial statements with management. Grant Thornton LLP is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, Grant Thornton LLP and other advisors.

In connection with its audit of our financial statements for the year ended December 31, 2025, Grant Thornton LLP presented to and reviewed with the Audit Committee the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also discussed with Grant Thornton LLP its independence from the Company, including a review of audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our management and Grant Thornton LLP, the Audit Committee recommended to the Board that the December 31, 2025 audited consolidated financial statements be included in the Company’s 2025 Annual Report.

Richard B. Wimmer, Chair Richard M. Lee Ivy Zelman

Independent Registered Public Accounting Firm Fee Information

The following table sets forth the fees for professional services rendered by Grant Thornton LLP for 2025:

	2025	2024
Audit fees¹	$1,629,382	—
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,629,382	—

(1)
Audit fees consist of the aggregate fees billed for the respective fiscal year for professional services rendered by Grant Thornton LLP, subsequent to their engagement as our independent registered public accounting firm on June 19, 2025. These fees include services in connection with the audits of our consolidated financial statements included in our Annual report, comfort letters and consents issued in connection with our IPO, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee pre-approved all of the services associated with the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. Annual audit services, including any changes in audit scope, and any engagement involving estimated fees exceeding $25,000 per single engagement, require specific pre-approval of the Audit Committee.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2025 with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans.

Equity Compensation Plan Information
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	22,261	——	3,634,827
Equity compensation plans not approved by security holders	——	——	——
Total	22,261	——	3,634,827
(1)
Represents shares of our Class A Common Stock issuable upon vesting of outstanding RSUs.
(2)
No weighted-average exercise price is reported for the outstanding RSU awards since such awards have no exercise price and the underlying shares are issuable without any cash payment.
(3)
Represents the shares of our Class A Common stock reserved for future issuance under the 2025 Plan, other than shares issuable upon settlement of outstanding RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 9, 2026, all persons we know to be direct or indirect owners of more than 5% of either class of our common stock based on reports filed with the SEC by each of the firms listed in the table below. The amounts and percentages of Class A Common Stock and Class B Common Stock beneficially owned are reported based on 15,292,984 shares of our Class A Common Stock and 27,573,875 shares of our Class B Common Stock outstanding as of April 9, 2026.

	Class A Common Stock		Class B Common Stock		Combined Voting Power
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)	Number of Shares Beneficially Owned	Percent of Class(1)	Percentage
FMR LLC(2) 245 Summer Street Boston, Massachusetts 02210	1,648,071	10.8%	——	——	3.8%
Schonfeld Strategic Advisors LLC(3) 590 Madison Avenue, 23rd Floor New York, New York 10022	1,285,430	8.4%	——	——	3.2%
AllianceBernstein L.P.(4) 501 Commerce Street Nashville, TN 37203	942,064	6.2%	——	——	2.2%
Ross Berner(5) c/o Cardinal Infrastructure Group Inc. 100 E. Six Forks Rd. Suite 300 Raleigh, NC. 27609	804,405	5.3%	——	——	1.9%
Mark McKinney(6) c/o Cardinal Infrastructure Group Inc. 100 E. Six Forks Rd. Suite 300 Raleigh, NC. 27609	760,438	5.0%	——	——	1.8%

(1)
Beneficial ownership percentages are based on 15,292,984 shares of Class A Common Stock and 27,573,875 shares of Class B Common Stock outstanding as of the Record Date of April 9, 2026.
(2)
Based on the most recently available Schedule 13G filed with the SEC on January 8, 2026 by FMR LLC (“FMR”), as of December 31, 2025, which was prior to our Record Date, FMR beneficially owned 1,648,071 shares of Class A Common Stock. Of such beneficially owned shares, FMR has sole voting power with respect to 1,648,071 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,648,071 and shared dispositive power with respect to 0 shares.
(3)
Based on the most recently available Schedule 13G filed with the SEC on February 17, 2026 by Schonfeld Strategic Advisors LLC (“Schonfeld”), as of December 31, 2025, which was prior to our Record Date, Schonfeld beneficially owned 1,285,430 shares of Class A Common Stock. Of such beneficially owned shares, Schonfeld has sole voting power with respect to 1,285,430 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,285,430 and shared dispositive power with respect to 0 shares.
(4)
Based on the most recently available Schedule 13G filed with the SEC on February 17, 2026 by AllianceBernstein L.P. (“Alliance”), as of December 31, 2025, which was prior to our Record Date, Alliance beneficially owned 942,064 shares of Class A Common Stock. Of such beneficially owned shares, Alliance has sole voting power with respect to 896,481 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 942,064 and shared dispositive power with respect to 0 shares.
(5)
Based on the most recently available Schedule 13G filed with the SEC on February 17, 2026 by Ross Berner (“Mr. Berner”), as of December 31, 2025, which was prior to our Record Date, Mr. Berner beneficially owned 804,405 shares of Class A Common Stock. Of such beneficially owned shares, Mr. Berner has sole voting power with respect to 804,405 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 804,405 and shared dispositive power with respect to 0 shares.
(6)
Based on the most recently available Schedule 13G filed with the SEC on February 17, 2026 by Mark McKinney (“Mr. McKinney”), as of December 31, 2025, which was prior to our Record Date, Mr. McKinney beneficially owned 760,438 shares of Class A Common Stock. Of such beneficially owned shares, Mr.

McKinney has sole voting power with respect to 760,438 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 760,438 and shared dispositive power with respect to 0 shares.

Security Ownership of Management

The following table sets forth, as of April 9, 2026 (the “Record Date”), the beneficial ownership of our Class A Common Stock and Class B Common Stock by our current directors, our NEOs and our directors and executive officers as a group. The amounts and percentages of Class A Common Stock and Class B Common Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities, and are based on 15,292,984 shares of our Class A Common Stock and 27,573,875 shares of our Class B Common Stock outstanding as of April 9, 2026. Unless otherwise indicated, the named individual has sole voting and investment power over the shares listed and the mailing address of each listed beneficial owner is c/o Cardinal Infrastructure Group Inc., 100 E. Six Forks Road, #300 Raleigh, North Carolina 27609.

	Class A Shares Held(1)			Class B Shares(1)		% of Combined Voting Power(3)
Name	Number	RSUs vesting within 60 days	Percentage(2)	Number	Percentage (2)
Jeremy Spivey(4)	12,229,848	——	44.4%	8,261,392	44.4%	28.5%
Richard M. Lee	23,617	472	*	——	——	*
Austin J. Shanfelter	892	472	*	——	——	*
Richard B. Wimmer	10,892	472	*	——	——	*
Anthony L. Wood, Jr.(5)	2,093,031	——	12.0%	2,093,031	7.6%	4.9%
Ivy Zelman	10,088	472	*	——	——	*
Tiffany Gidley	6,000	——	*	——	——	*
Mike Rowe(6)	2,038,003	——	11.8%	2,038,003	7.4%	4.8%
Erik West(7)	6,114,009	——	28.6%	6,114,009	22.2%	14.3%
Benjamin A. Wood(8)	2,093,031	——	12.0%	2,093,031	7.6%	4.9%
All Directors and Executive Officers as a Group	24,619,411	1,888	61.7%	24,567,922	89.1%	57.3%

* Denotes beneficial ownership of less than one percent.

(1)
Class B Common Stock and LLC Units in Cardinal Civil Contracting Holdings LLC may be exchanged on a one-for-one basis for shares of Class A Common Stock (or, at the Company’s option, cash). Holders of Class B Common Stock are entitled to one vote per share on all matters on which stockholders are entitled to vote.
(2)
The individual percentages listed for Messrs. Spivey, Anthony Wood, Rowe, West, and Benjamin Wood
assume shares held outright as of the record date and the proportion of LLC Units convertible to
Class A Common Stock within 60 days upon the exercise of their Redemption Right under the OpCo
Operating Agreement. See “Certain Relationships and Related Transactions—OpCo Operating
Agreement” for additional details.
(3)
Represents the percentage of voting power of our Class A Common Stock and Class B Common Stock, voting together as a single class. Each share of Class A Common Stock entitles the registered holder thereof to one vote per share without assuming any additional voting rights for the proportion of LLC units held by Messrs. Spivey, Anthony Wood, Rowe, West, and Benjamin Wood, which are convertible into Class A Common Stock as the voting rights associated with their Class B Common Stock shall be cancelled upon redemption. Each share of Class B Common Stock entitles the registered holder thereof to one vote per share on all matters on which stockholders are entitled to vote generally. The Class A Common Stock and Class B Common Stock vote as a single class on all actions to be taken by the stockholders of the Corporation except as required by law or our Amended and Restated Certificate of Incorporation.
(4)
With respect to Class A Common Stock shares, consists of (i) 10,179,004 LLC Units directly beneficially owned by Mr. Spivey that may be redeemed at any time at Mr. Spivey’s option for shares of Class A Common Stock on a one-for-one basis and (ii) 2,050,844 LLC Units held by the Spivey Family 2024 Irrevocable Trust U/A dated 5/13/24, as amended (the “Spivey Trust”) that may be redeemed at any time at Mr. Spivey’s option for shares of Class A Common Stock on a one-for-one basis. As Mr. Spivey is the spouse of the trustee of the Spivey Family Trust, indirect beneficial ownership of the securities held by the Spivey Trust may be attributed to Mr. Spivey. With respect to Class B Common Stock shares, which such shares shall be cancelled upon redemption, consists of (i) 10,179,004 Class B Common Stock shares directly beneficially owned by Mr. Spivey and (ii) 2,050,844 Class B Common Stock shares held in the Spivey Trust. As Mr. Spivey is the spouse of the trustee of the Spivey Trust, indirect beneficial ownership of the securities held by the Spivey Trust may be attributed to Mr. Spivey.
(5)
With respect to Class A Common Stock shares, consists of 2,093,031 LLC Units held by Diamond Interests Group, LLC (“Diamond”) that may be redeemed at any time at Mr. Anthony Wood’s option for shares of Class A Common Stock on a one-for-one basis. As Mr. Anthony Wood is a member and 50% owner of Diamond, indirect beneficial ownership of the securities held by Diamond may be attributed to Mr. Anthony Wood. With respect to Class B Common Stock shares, which such shares shall be cancelled upon redemption, consists of 2,093,031 Class B Common Stock shares held by Diamond. As Mr. Anthony Wood is a member and 50% owner of Diamond, indirect beneficial ownership of the securities held by Diamond may be attributed to Mr. Anthony Wood.
(6)
With respect to Class A Common Stock shares, consists of (i) 1,834,386 LLC Units directly beneficially owned by Mr. Rowe that may be redeemed at any time at Mr. Rowe’s option for shares of Class A Common Stock on a one-for-one basis and (ii) 203,617 LLC Units held in the Rowe Family 2024 Irrevocable Trust U/A dated 3/13/24 as amended (the “Rowe Family Trust”) that may be redeemed at any time at Mr. Rowe’s option for shares of Class A Common Stock on a one-for-one basis. As Mr. Rowe is the spouse of the trustee of the Rowe Family Trust, indirect beneficial ownership of the securities held by the Rowe Family Trust may be attributed to Mr. Rowe. With respect to Class B Common Stock shares, which such shares shall be cancelled upon redemption, consists of (i) 1,834,386 Class B Common Stock shares directly beneficially owned by Mr. Rowe and (ii) 203,617 Class B Common Stock held in the Rowe Family Trust. As Mr. Rowe is the spouse of the trustee of the Rowe Family Trust, indirect beneficial ownership of the securities held by the Rowe Family Trust may be attributed to Mr. Rowe.
(7)
With respect to Class A Common Stock shares, consists of (i) 5,095,925 LLC Units directly beneficially owned by Mr. West that may be redeemed at any time at Mr. West’s option for shares of Class A Common Stock on a one-for-one basis (ii) 1,018,084 LLC Units held in the West Family 2024 Irrevocable Trust U/A dated 3/20/24, as amended (the “West Trust”) that may be redeemed at any time at Mr. West’s option for shares of Class A Common Stock on a one-for-one basis. As Mr. West is the spouse of the trustee of the West Trust, indirect beneficial ownership of the securities held by the West Trust may be attributed to Mr. West. With respect to Class B Common Stock shares, which such shares shall be cancelled upon redemption, consists of (i) 5,095,925 Class B Common Stock shares directly beneficially owned by Mr. West and (ii) 1,018,084 Class B Common Stock shares held in the West Trust. As Mr. West is the spouse of the trustee of the West Trust, indirect beneficial ownership of the securities held by the West Trust may be attributed to Mr. West.
(8)
With respect to Class A Common Stock shares, consists of 2,093,031 LLC Units held by Diamond that may be redeemed at any time at Mr. Benjamin Wood’s option for shares of Class A Common Stock on a one-for-one basis. As Mr. Benjamin Wood is a member and 50% owner of Diamond, indirect beneficial ownership of the securities held by Diamond may be attributed to Mr. Benjamin Wood. With respect to Class B Common Stock shares, which such shares shall be cancelled upon redemption, consists of 2,093,031 Class B Common Stock shares held by Diamond. As Mr. Benjamin Wood is a member and 50% owner of Diamond, indirect beneficial ownership of the securities held by Diamond may be attributed to Mr. Benjamin Wood.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Solicitation and Proposals

Why has this Proxy Statement been made available to me?

Our Board is soliciting proxies for use at our Annual Meeting to be held on June 5, 2026, and any adjournments or postponements of the meeting. The meeting will be held at 9:00 a.m. Eastern Time and will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CDNL2026.

What proposals will be voted on at the Annual Meeting?

	Description	Board Recommendation	Page
Proposal 1	Election of six (6) directors.	✓ FOR each nominee	8
Proposal 2	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	✓ FOR	28

What vote is required to approve each proposal?

Proposal 1: Election of Board of Directors

Directors are elected by a majority of the votes cast with respect to a nominee at a meeting at which a quorum is present. Shares present that are not voted for a particular nominee, broker non-votes and shares present by proxy where the stockholder “withholds” authority to vote are not considered votes cast and will have no effect on the election.

✓ The Board recommends that you vote “FOR” each of the director nominees.

Proposal 2: Ratification of Auditor

The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote. For purposes of Proposal 2, abstentions will have no effect on the results of the vote. Because the ratification of the independent registered public accounting firm is considered a routine matter, your bank, broker, trustee or other nominee may vote your shares without your instruction unless you instruct them otherwise.

✓ The Board recommends that you vote “FOR” ratification of the appointment of Grant Thornton LLP.

Who will pay the costs of soliciting proxies for the Annual Meeting?

The Company will pay all the costs of soliciting proxies for the Annual Meeting. Our directors and employees may, without additional remuneration, also solicit proxies by telephone, fax, or other electronic means of communication, or in person. We will reimburse banks, brokers, and other nominees for the expenses they incur in forwarding the proxy materials to you.

Casting Your Vote

Who is entitled to vote?

Owners of our Class A Common Stock and Class B Common Stock at the close of business on the Record Date, April 9, 2026, are entitled to vote at the Annual Meeting and any adjournments and postponements thereof. On that date, we had 15,292,984 shares of our Class A Common Stock and 27,573,875 shares of our Class B Common Stock outstanding and entitled to vote. Each share of Class A Common Stock and each share of Class B Common Stock is entitled to one vote on all matters presented to stockholders.

How many votes do I have?

You have one vote for each share of our Class A Common Stock or Class B Common Stock that you owned at the close of business on April 9, 2026.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held directly in your own name and those owned beneficially through a bank, broker or other nominee.

Stockholder of Record: If on the Record Date your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“CST”), you are considered the stockholder of record and the proxy materials are being sent to you directly. You have the right to grant your voting proxy directly or to vote during the Annual Meeting.

Beneficial Owner: If on the Record Date your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that institution. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares.

May I vote by telephone or via the Internet?

Yes. If you are a stockholder of record, you have a choice of voting by telephone using a toll-free telephone number, voting over the Internet, or if you request paper copies of our proxy materials before May 22, 2026, by voting by completing and mailing the proxy card. To vote by telephone or via the Internet, follow the instructions provided on the Internet Notice.

May I revoke my proxy or my voting instructions?

Yes. If you change your mind after you vote, you may revoke your proxy through the following procedures:

▪
Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet;
▪
Send a letter revoking your proxy to the Company’s General Counsel and Secretary at 100 E. Six Forks Road, Suite 300, Raleigh, North Carolina 27609; or
▪
Attend the virtual Annual Meeting and vote during the meeting at www.virtualshareholdermeeting.com/CDNL2026.

How do I attend and vote during the virtual Annual Meeting?

You may attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/CDNL2026 during the meeting. You may log in beginning at 8:45 a.m. Eastern Time on June 5, 2026, and the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. You will need the control number included on your Internet Notice or voting instruction form. We recommend that you log in a few minutes before 9:00 a.m. Eastern Time.

What is a broker non-vote?

A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Broker “non-votes” will be counted towards the presence of a quorum if the broker votes on at least one proposal, but will not be considered present and voting with respect to the election of directors. Therefore, broker “non-votes” will have no direct effect on the outcome of the election of director nominees. Because the ratification of the auditor is a routine matter, your broker may vote on Proposal 2 without your instructions.

What votes need to be present to hold the Annual Meeting?

To have a quorum for our Annual Meeting, the holders of a majority of our shares of Class A Common Stock and Class B Common Stock outstanding as of April 9, 2026 (voting together as a single class) must be present in person or represented by proxy at the Annual Meeting. Abstentions, votes withheld for director nominees and broker non-votes (when accompanied by broker votes with respect to at least one matter at the meeting) will be counted as present for quorum purposes.

Where can I find the voting results?

We will report the voting results in a Form 8-K that we will file with the SEC within four business days after the Annual Meeting. You can find the Form 8-K at www.sec.gov or on our website at www.cardinalinfrastructuregroup.com.

Why are we holding the Annual Meeting virtually?

Our Board believes that hosting a virtual annual meeting is in our best interest and the best interests of our stockholders. We believe that a virtual format provides greater accessibility and encourages attendance and participation by a broader group of stockholders, reduces the costs associated with an in-person meeting, and supports the health and well-being of our directors, management, stockholders and the community. Stockholders will be able to submit questions during the meeting using online tools, providing the opportunity for meaningful engagement with the Company regardless of location.

Will the Company’s independent registered public accounting firm attend the Annual Meeting?

Representatives of Grant Thornton LLP will attend the virtual Annual Meeting and will have the opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders.

Do directors attend the Annual Meeting?

We do not have a formal policy requiring our directors attend all meetings of our stockholders called by the Company. Nevertheless, our directors are encouraged to attend all meetings of stockholders called by the Company. This is our first annual meeting as a public company.

Are proxy materials available on the Internet?

Yes. Our Proxy Statement for the Annual Meeting, form of proxy card and the 2025 Annual Report are available at www.cardinalinfrastructuregroup.com and on www.ProxyVote.com.

Whom should I call if I have any questions?

If you have any questions about how to attend the virtual Annual Meeting or about your ownership of the Company’s common stock, please contact Emily Lear, our Director of Investor Relations, at (833) 226 0723 or at investor.relations@cardinalinfrastructuregroup.com.

OTHER MATTERS

Delinquent Section 16(a) Reports

Our officers (as that term is defined under Section 16 of the Exchange Act), directors and 10% beneficial owners are subject to the reporting requirements of Section 16 of the Exchange Act. Because our Class A Common Stock was not registered under the Exchange Act until our IPO closed on December 9, 2025, Section 16 reporting obligations did not apply to any period prior to that date. We believe that all such officers, directors and 10% beneficial owners complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis for the period from December 9, 2025 through December 31, 2025.

Other Matters for the Annual Meeting

We do not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the proxy materials. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

The Company has made available to you its 2025 Annual Report, which you may access at www.cardinalinfrastructuregroup.com. We will furnish without charge to each person whose proxy is being solicited, upon written request, a copy of our 2025 Annual Report, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such report should be directed to the Company’s General Counsel and Secretary at 100 E. Six Forks Road, Suite 300, Raleigh, North Carolina 27609.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold nonbinding advisory votes on executive compensation, such as “say-on-pay” and “say-on-frequency” votes, and to provide information relating to the ratio of total compensation of our chief executive officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Stockholder Proposals for Inclusion in Proxy Statement

If you wish to submit a matter to be considered for inclusion in the proxy material for the 2027 annual meeting, please send it to the General Counsel and Secretary at 100 E. Six Forks Road, Suite 300, Raleigh, North Carolina 27609. Proposed stockholder proposal agenda items must be received no later than 5:00 p.m. Eastern Time on December 25, 2026 and otherwise comply with the SEC requirements under Rule 14a-8 of the Exchange Act to be eligible for inclusion in the Company’s 2027 annual meeting proxy statement.

Other Proposals and Nominees

To submit a stockholder proposal that is not eligible for inclusion in the proxy materials for our next annual meeting, or to make a nomination for one or more directors at the annual meeting, a stockholder must give timely notice of the proposal or nomination in writing to our General Counsel and Secretary at our principal executive offices and comply with the other requirements set forth in our bylaws. To be timely, notice must be delivered to the General Counsel and Secretary at the address noted above no earlier than 8:00 a.m., Eastern time on February 5, 2027 and no later than 5:00 pm Eastern time on March 27, 2027. provided, however, that if the date of the annual meeting is more than 30 days before the anniversary date of the prior year’s annual meeting or more than 60 days after the anniversary of the previous year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of: (i) 90 days prior to the annual meeting and (ii) 10 days after the day we provide public disclosure of the meeting date.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders that intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 7, 2027.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Cardinal and some brokers household proxy materials, delivering a single copy of the Internet Notice (or Proxy Statement and 2025 Annual Report) to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or Cardinal that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or Cardinal if holding registered shares. Cardinal will deliver promptly upon written or oral request a separate copy of the Internet Notice (or 2025 Annual Report or Proxy Statement), as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

To request opting out or opting in to householding, stockholders should notify their broker or Cardinal. Requests to Cardinal should be addressed to the Investor Relations department of Cardinal Infrastructure Group Inc., 100 E. Six Forks Road, Suite 300, Raleigh, North Carolina 27609 or may be made by calling Cardinal at (919) 324-1984:

•
to receive a separate copy of the Internet Notice (or the 2025 Annual Report and Proxy Statement) for this meeting;
•
to receive separate copies of those materials for future meetings; or
•
if stockholders sharing an address wish to request delivery of a single copy of the Internet Notice (or Annual Report and Proxy Statement) if now receiving multiple copies of such materials.

A logo for Cardinal Infrastructure Group.

SCAN TO

VIEW MATERIALS & VOTE

CARDINAL INFRASTRUCTURE GROUP INC.

100 E. SIX FORKS RD. SUITE 300RALEIGH, NC 27609

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until

11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CDNL2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V95943-P51039CARDINAL INFRASTRUCTURE GROUP INC.

The Board of Directors recommends you vote FOR the

following proposals:

1.Election of Directors

Nominees:

1a.Jeremy Spivey For Against Abstain

1b.Richard M. Lee For Against Abstain

1c.Austin J. Shanfelter For Against Abstain

1d.Richard B. Wimmer For Against Abstain

1e.Anthony L. Wood, Jr. For Against Abstain

1f.Ivy Zelman For Against Abstain

2.Ratification of the appointment of Grant Thornton LLP as Cardinal Infrastructure Group Inc.'s independent registered public accounting firm for the year !!!

ending December 31, 2026. For Against Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2026 Annual Meeting of Stockholders and accompanying Proxy Statement and the 2025 Annual Report are available at www.proxyvote.com.

CARDINAL INFRASTRUCTURE GROUP INC.

Annual Meeting of Stockholders

June 5, 2026 9:00 A.M. Eastern Time

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Jeremy Spivey, Mike Rowe, Tiffany Gidley and Kyle Nimmo, or any of them, as proxies,

each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock, as applicable, of

Cardinal Infrastructure Group Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Eastern Time, on June 5, 2026, via live webcast at www.virtualshareholdermeeting.com/CDNL2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side